                                                              EXHIBIT 10(iii).19

                             CANADA SAFEWAY LIMITED
                      EXECUTIVE DEFERRED COMPENSATION PLAN



1.    PURPOSE OF THE PLAN

      The purpose of the Plan is to provide a tax deferred capital accumulation opportunity to a select group of management or other key employees through deferral of compensation and to provide the Company with a method of rewarding and retaining such selected employees.

2.    DEFINITIONS

      For the purposes of the Plan, the terms contained in this Section shall have the following meanings.

(a) "ADMINISTRATION COMMITTEE" shall mean the committee appointed by the Board from time to time to administer the Plan, or where the Board has not appointed a committee, the Board.

(b) "BONUS" shall mean any annual bonus payable under the Company's annual bonus program that will become payable to an Executive.

(c)   "BOARD" shall mean the Board of Directors of the Company.

(d) "BUSINESS DAY" shall mean a day, other than Saturday or Sunday, on which banking institutions in Calgary are not authorized or obligated by law to close.

(e) "COMPANY" shall mean Canada Safeway Limited, an Alberta corporation, or its successors and assigns.

(f) "DIVIDEND EQUIVALENTS" means a bookkeeping entry, whereby each Deferred Share Unit is credited with the equivalent amount of the dividend paid on a Share in accordance with Section 5(d).

(g) "DEFERRED SHARE UNIT" or "DSU" shall mean a share unit credited to a Participant's account in accordance with the terms and conditions of the Plan.

(h) "EXECUTIVE" shall mean an employee of Canada Safeway Limited who is selected to participate in the Plan by the Administration Committee.

(i) "FAIR MARKET VALUE" of a Share as of a given date shall be (a) the closing price of a Share on the principal exchange on which Shares are then trading, if any (or as reported on any composite index which includes such principal exchange), on such date, or if Shares were not traded on such date, then on the next preceding date on which a trade occurred, or (b) if Shares are not traded on an exchange but are quoted on NASDAQ or a successor quotation system, the mean between the closing representative bid and asked prices for a Share on such date as reported by NASDAQ or such successor quotation system, or (c) if Shares are not publicly traded on an exchange and not quoted on NASDAQ or a successor quotation system, the Fair Market Value of a Share as established by the Administration Committee acting in good faith. In determining the Fair Market Value of a Share under subsection (a) of this Section 1(i), the Administration Committee may rely on the closing price as reported in the New York Stock Exchange composite transactions published in the Western Edition of the Wall Street Journal.

(j) "PARTICIPANT" shall mean an Executive who has been granted DSUs under the Plan.

(k) "PERMANENT DISABILITY" shall have the meaning ascribed to such term in the long-term disability plan or policy of the Company applicable to a Participant.

(l) "PLAN" shall mean the Canada Safeway Limited Executive Deferred Compensation Plan as set forth herein and as it may be amended from time to time.

(m)   "PLAN YEAR" shall have the meaning set forth in Section 16.

(n) "RESIGNATION DATE" shall mean, in respect of a Participant, the date on which

           (i) the Participant has ceased to be employed by the Company for any reason whatsoever, including termination of employment, voluntary resignation, retirement from active employment, Permanent Disability or death of the Participant, or,

           (ii) if later, the Participant has ceased to be a member of the Board of the Company if the Participant had ceased employment with the Company, but had continued (without any interruption between the date he or she ceased to be so employed) to be a member of the Board of the Company after the cessation of such employment.

(o) "SETTLEMENT DATE" with respect to a Participant to whom a Resignation Date has occurred shall be, subject to Section 11, the last Business Day of the calendar year following the calendar year during which the Resignation Date occurs. Provided that a Participant may, on or before the Resignation Date, elect in writing a date which is after the Resignation Date but before the date which would otherwise be the Settlement Date (the "ELECTED DATE"). Subject to the approval of the Administration Committee and compliance with all applicable laws, regulations or rules, the Settlement Date shall be the Elected Date.

(p) "SHARE" shall mean a common share of Safeway Inc., par value $0.01 per share, and any equity security of Safeway Inc. issued or authorized to be issued in the future, but excluding any preferred stock and any warrants, options or other rights to purchase shares.

3.    ADMINISTRATION OF THE PLAN

      The Plan shall be administered by the Administration Committee. The Administration Committee shall have full and complete authority to interpret the Plan, to prescribe such rules and regulations (including those with respect to the holding of meetings by telephone) and to make such other determinations as it deems necessary or desirable for the administration of the

Plan. All actions taken and decisions made by the Administration Committee shall be final, conclusive and binding on all parties concerned.

      No member of the Administration Committee shall be liable for any action or determination made in good faith pursuant to the Plan. To the full extent permitted by law, the Company shall indemnify and save harmless each person made, or threatened to be made, a party to any action or proceeding by reason of the fact that such person is or was a member of the Administration Committee and, as such, is or was required or entitled to take action pursuant to the terms of the Plan.

4.    ELIGIBILITY

      The Plan shall apply to Executives of the Company as selected and designated by the Administration Committee in its sole and unfettered discretion. Notwithstanding the foregoing, an Executive shall not be eligible to be a Participant unless the Executive (i) has a minimum potential compensation for the year in excess of $CDN100,000 and (ii) has achieved at least the level of a director or is eligible to participate in the director level bonus plan.

5.   DEFERRAL ELECTION

      Each Participant may elect, in the manner prescribed herein, to be allocated DSUs in lieu of receiving a cash payment in respect of a Bonus, up to 100% thereof.

      a. Method of Electing. A Participant must complete and deliver to the Administration Committee, or to such person as the Administration Committee may direct, a written election, which shall designate the amount of the Bonus in respect of a Plan Year that the Participant elects to convert to DSUs. Once made, an election is irrevocable. An election must be completed and delivered to the Administration Committee on or before December 31 of the calendar year in respect of which the Bonus is earned, to be effective for any future payment to be made in respect of that Bonus. If an election is not made in respect of a Plan Year, or not validly made before the applicable deadline, an election in respect of a previous Plan Year shall not be effective for a succeeding Plan Year and a Participant shall not be permitted to convert any portion of his or her Bonus in respect of such Plan Year to DSUs.

      b. Minimum Election. Notwithstanding the above, no election shall reduce a Participant's compensation below the amount necessary to satisfy applicable withholding requirements or taxes. The minimum aggregate election in respect of any Plan Year shall be $CDN7,500.

      c. Deferred Share Units. If a Participant elects to convert all or a specified amount of his or her Bonus in respect of a Plan Year to DSUs, such Participant shall have DSUs allocated to an account maintained for the Participant on the books of the Company. DSUs (including fractional DSUs) shall be allocated to a Participant's account effective as of the day the Bonus would have otherwise been payable to the Participant. The amount of the Bonus that the Participant elected to convert into DSUs shall be converted into United States dollars by using the mid-market foreign exchange rate (as prepared by the Bank of Montreal Treasury Group and published in the Globe & Mail) on the day the Bonus would, but for the Participant's election hereunder, have otherwise been payable to the Participant. The number of DSUs to be credited to a Participant's account shall be determined by dividing the amount of the Bonus that the Participant elected to convert into DSUs (after conversion into United States dollars) by the Fair Market Value of a Share on the date DSUs are to be allocated. A Participant shall not be entitled to any certificate or other document evidencing the DSUs and under no circumstances shall DSUs be considered as Shares, nor shall they entitle any Participant to exercise voting rights or any other rights attaching to the ownership or control of Shares. A Participant shall at all times be vested in his or her elected deferrals.

      d. Dividend Equivalents. DSUs shall be credited with Dividend Equivalents when dividends are paid on Shares and such Dividend Equivalents shall be converted to additional DSUs based on the Fair Market Value of a Share on the date credited.

6.    SETTLEMENT OF DEFERRED SHARE UNITS

On the Settlement Date, the Company shall cause the Participant to receive a number of Shares equal to the number of DSUs recorded in the Participant's account on the Settlement Date; provided that, however, the Company may reduce the number of Shares otherwise deliverable to the Participant to reflect the minimum amount of withholding taxes and other source deductions required by law to be withheld by the Company in connection with the satisfaction of the Participant's entitlement.

In order to satisfy its obligation under this Section 6, the Company may obtain Shares in respect of a Participant's entitlement from the open market or such Shares may be issued from Safeway Inc.'s treasury. If the Company chooses to satisfy its obligation under this Section 6 by purchasing Shares in respect of a Participant's entitlement on the open market, the Company shall, on the Settlement Date, notify an investment dealer that is independent from the Company and Safeway Inc. (the "BROKER") of the number of Shares to be purchased on behalf of the Participant on the New York Stock Exchange or other applicable stock exchange approved by the Administration Committee. As soon as practicable thereafter, the Broker shall purchase the number of Shares which the Company has requested and shall notify the Participant and the Company of:

      (a) the aggregate purchase price ("Aggregate Purchase Price") of the Shares;

      (b) the purchase price per Share, or if the Shares were purchased at different prices, the average purchase price (computed on a weighted average basis) per Share ("Price per Common Share");

      (c) the amount of any reasonable brokerage commission related to such purchase of Shares; and

      (d) the date of payment for such purchase of Shares;

On the date of payment, upon payment of the Aggregate Purchase Price and related reasonable brokerage commission by the Company, the Broker shall deliver to the Participant, or his designate, as the case may be, the certificate attesting the Shares purchased on behalf of the Participant or shall cause such Shares to be transferred electronically to an account designated by the Participant.

Any entitlement to fractional Shares shall be paid in cash based on the Fair Market Value of a Share on the Settlement Date. The Participant shall have no further entitlement under the Plan upon receipt of Shares (and where applicable, cash in lieu of fractional Shares) as provided for in this Section 6.


7.    ADJUSTMENTS TO THE NUMBER OF DEFERRED SHARE UNITS

       The Administration Committee may, in its discretion, make such adjustments to any outstanding DSUs as it deems necessary or advisable to reflect the occurrence of any transaction or event described in Section 10 of this Plan or any change in control of Safeway Inc. or the Company.

8.    PARTICIPANT ACCOUNTS

      The Company shall maintain or cause to be maintained in its books an account for each Participant recording at all times the number of DSUs credited to the Participant. Upon payment in satisfaction of DSUs pursuant to Section 6, such DSUs shall be cancelled. A written notification of the balance in the account maintained for each Participant shall be mailed by the Company or by an administrator on behalf of the Company to each Participant at least annually. A Participant shall not be entitled to any certificate or other document evidencing the grant of DSUs to him or her.

9.  RIGHTS OF PARTICIPANTS

      Except as specifically herein provided, no Participant shall have any claim or right to any Shares that may be delivered in settlement of DSUs credited pursuant to the Plan.

      Under no circumstances shall DSUs be considered to be Shares nor shall they entitle any Participant to exercise voting rights or any other rights attaching to the ownership or control of Shares.

      Neither participation in the Plan nor any action taken under the Plan shall give or be deemed to give any Participant a right to continued employment with the Company and shall not interfere with any right of the Company to terminate the employment of any Participant. The payment of any sum of money in cash in lieu of notice of termination of employment shall not be considered as extending the period of employment for the purposes of the Plan.

10.   REORGANIZATION

      The existence of DSUs shall not affect in any way the right or power of Safeway Inc. or the Company or their shareholders to make or authorize any adjustment, recapitalization, reorganization or other change in capital structure or business, any amalgamation, combination, exchange, merger or consolidation, spin-off or other distribution, or to create or issue any bonds, debentures, shares or other securities or to change the rights and conditions attaching thereto, or to effect a dissolution, liquidation, sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar nature or otherwise.

11.   DEATH OF PARTICIPANT

      Upon the death of a Participant prior to the settlement of the DSUs credited to the account of such Participant, the Administration Committee shall, on the Settlement Date, cause to be delivered to the estate or the designated beneficiary of the deceased Participant the number of Shares such Participant would have been entitled to in accordance with Section 6 if the Participant had previously ceased to be employed by the Company on the day prior to his or her death. For purposes of the definition of Settlement Date, in case of death of a Participant, unless the Participant had previously elected otherwise in accordance with Section 2(o), the Settlement Date shall be the day which is sixty (60) days after the date of death.

12.   DESIGNATION OF A BENEFICIARY

      To the extent permissible by law, a Participant may, by written notice to the Secretary of the Company (or to such other person as the Administration Committee or the Secretary may designate), designate a person to receive the benefits payable under the Plan on the Participant's death, and may also by written notice to the Secretary of the Company (or to such other person as the Administration Committee or the Secretary may designate) alter or revoke such designation from time to time, subject always to the provisions of any applicable law. Such written notice shall be in such form and shall be executed in such manner as the Administration Committee in its discretion may from time to time determine.

13.   WITHHOLDING TAXES

      The Company may reduce the number of Shares that the Company would otherwise cause to be delivered to a Participant to reflect the minimum amount of withholding taxes and other source deductions required by law to be withheld by the Company in connection with the satisfaction of the Participant's entitlement. The Company may adopt and apply such rules and regulations that in its opinion will ensure that the Company will be able to so comply.

14.   TRANSFERABILITY

      The rights or interests of a Participant under the Plan shall not be assignable or transferable, otherwise than by testamentary disposition or in accordance with the laws governing the devolution of property in the event of death and such rights or interests shall not be encumbered.

15.   EFFECTIVE DATE OF THE PLAN

      The effective date of the Plan shall be November 1, 1999.

16.   PLAN YEAR

      A Plan Year shall coincide with a calendar year. The first Plan Year in respect of which an election may be made under section 5 is the 1999 calendar year.

17.   AMENDMENTS, SUSPENSION OR TERMINATION OF, THE PLAN

      The Board may from time to time amend, suspend or terminate the Plan in whole or in part or amend the terms of DSUs credited to a Participant in accordance with the Plan. If any such amendment, suspension or termination will both materially and adversely affect the rights of a Participant with respect to DSUs credited to such Participant, the written consent of such Participant to such amendment, suspension or termination shall be obtained. Notwithstanding the foregoing, the obtaining of any required consent of any Participant to an amendment, suspension or termination with respect to any credited DSUs shall not be required if such amendment, suspension or termination is required to comply with applicable laws, regulations, rules, orders of government or regulatory authorities or the requirements of any stock exchange on which shares of the Company are listed.

      If the Administration Committee terminates the Plan, DSUs previously credited to Participants shall remain outstanding and in effect and be settled in due course in accordance with the terms of the Plan (which shall continue to have effect, but only for such purposes) on the Settlement Date.

      Notwithstanding the foregoing, the Administration Committee shall, on the date which is five (5) years from the effective date of the Plan, re-evaluate the Plan in light of the above-stated purposes.

18.   GOVERNING LAW

      The Plan shall be governed and interpreted in accordance with the laws in force in the Province of Alberta.

CANADA

[SAFEWAY LOGO]

LIMITED                                     EXECUTIVE DEFERRED COMPENSATION PLAN
================================================================================


                      INITIAL PARTICIPANT INFORMATION FORM

Participant Information:
(Please type or print legibly)


                                                       /            /
-----------------------------------------   ------------------------------------
Last Name, First Name                       Social Insurance Number


-----------------------------------------   ------------------------------------
Former Name, if applicable                  Work Email Address


--------------------------------------------------------------------------------
Home Mailing Address


--------------------------------------------------------------------------------
City                                Province                   Postal Code

(  )                                /      /
-------------------------     --------------------    --------------------------
Home Phone                    Date of Birth           Mother's Maiden Name

(  )                                /      /
-------------------------     --------------------    --------------------------
Work Phone                    Date of Hire            Employee Number
                                                      (see "EMP. ID"
                                                      on pay stub)

-------------------------     --------------------    --------------------------
Job Title                     Division                Work Location


================================================================================

                             DEFERRAL ELECTION FORM

1. Subject to the minimum deferral requirement of $CDN 7,500 for Plan Year 1999, (to be satisfied from bonus payable to me in the year 2000), I elect the following:

     BONUS DEFERRAL

         I elect to defer the following portion (up to 100%) of my Bonus earned in the Plan year ending December 31, 1999

     (SELECT ONE OPTION): $______  OR  _____________% (whole percentages only)

I understand that these bonus deferrals will be credited in Safeway Stock units and will be valued according to the fair market values of Safeway Stock. I understand that to defer the Bonus payable to me in subsequent Plan years, I must make a separate election during the annual enrollment period by filing a new Deferral Election Form by December 31 of the year PRIOR to the year in which the bonus is paid. Bonus deferrals are irrevocable.

2. COMPENSATION AGREEMENT

      I acknowledge that I understand the terms of the Plan. I hereby agree to defer the above specified amounts of my taxable compensation and to have that taxable compensation paid to me at a later date pursuant to the terms and conditions of the Plan which is incorporated herein by reference.

      A. I understand that the establishment of this Plan does not create a legal or equitable right or claim against the Company, except as expressly provided in the Plan, and in no event shall the terms of my employment be modified or in any way affected by the Plan. I further understand that the Plan is not an employment agreement and is not a guarantee of future compensation or employment.

      B. I understand that any bonus that I defer will remain an asset of the Company and subject to the claims of the general creditors of the Company, in the event of its bankruptcy or insolvency.


[ ] I do NOT wish to participate in the Deferred Compensation Plan for this Plan year.


-----------------------------------    -----------------------------------------
Participant's Last Name, First Name    Participant's Signature
(please print or type)


-----------------------------------    -----------------------------------------
Social Insurance Number                Date


          PLEASE SEND COMPLETED FORM TO TBG FINANCIAL DOCUMENT CENTER,
            2029 CENTURY PARK EAST, 37TH FLOOR, LOS ANGELES, CA 90067
          NO FAXED FORMS ACCEPTED. QUESTIONS: CALL (800) 824-0040 M - F
                      BETWEEN 7:00 A.M. AND 7:00 P.M. PST